EXHIBIT 10.1

THE ISSUANCE AND SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) IF REASONABLY REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT, AND (C) THE PRIOR APPROVAL OF THE BORROWER (AS NOTED IN SECTION 8, BELOW).

SUBORDINATED SECURED PROMISSORY NOTE

$1,182,000	October 30, 2006

FOR VALUE RECEIVED, the undersigned, DSL.net, Inc., a Delaware corporation ("Borrower"), hereby promises to pay to MDS Acquisition, Inc., a Delaware corporation ("Lender"), or order, the principal sum of One Million One Hundred Eighty Two Thousand Dollars ($1,182,000), together with accrued interest as provided herein. This Note is being issued pursuant to Section 1(c) of the Purchase Agreement, dated as of August 22, 2006, between Borrower, Lender and Lender’s parent company, MegaPath Inc. (the “Purchase Agreement”). This note constitutes a “Subsequent Closing Note” under the Purchase Agreement and a “Note” under the Security Agreement (as defined below).

A.  Interest. Interest shall accrue with respect to the principal sum hereunder at eight percent (8%) per annum. However, if an Event of Default, as defined herein, occurs and is continuing, then interest shall accrue at ten percent (10%) per annum. Interest payable hereunder shall be calculated on the basis of a three hundred sixty (360) day year for actual days elapsed.

B.  Payment.

1.  Scheduled Payment. The principal indebtedness, together with all accrued interest, shall be payable in full on December 31, 2007 (the “Maturity Date”).

2.  Prepayment. Borrower shall not have the right to prepay, in whole or in part, the principal of this Note without the prior written consent of Lender, given in its sole discretion.

3.  Form of Payment. Principal and interest and all other amounts due hereunder are to be paid in lawful money of the United States of America in federal or other immediately available funds.

C.  Security Interest and Subordination.

1.  Security Interest. Borrower’s obligations hereunder shall be “Obligations,” as defined in the Security Agreement, dated as of August 28, 2006, between Borrower and Lender (the “Security Agreement”), and shall be secured by the Collateral, as defined in the Security Agreement.

2.  Subordination. Lender’s Lien against the Collateral is subordinated to prior existing Liens granted to other lenders to Borrower, to the extent provided in the Subordination Agreement, dated as of August 28, 2006, by and among Borrower, Lender and Laurus Master Fund, Ltd. (the “Subordination Agreement”).

D.  Events of Default. During the continuance of an Event of Default, as defined in the Security Agreement, Lender shall have the right to exercise its rights and remedies with respect to Borrower and the Collateral as provided in the Security Agreement.

E.  Other Provisions.

1.  Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Security Agreement.

2.  Governing Law; Venue. This Note shall be governed by the laws of the State of Delaware, without giving effect to conflicts of law principles. All actions or proceedings arising in connection with this Note shall be conducted in accordance with Section 8(a) of the Purchase Agreement.

3.  Notices. Any notice or communication required or desired to be served, given or delivered hereunder shall be in the form and manner specified below, and shall be addressed to the party to be notified as provided in Section 8(f) of the Purchase Agreement.

4.  Lender's Rights; Borrower Waivers. Lender's acceptance of partial or delinquent payment from Borrower hereunder, or Lender's failure to exercise any right hereunder, shall not constitute a waiver of any obligation of Borrower hereunder, or any right of Lender hereunder, and shall not affect in any way the right to require full performance at any time thereafter. Borrower waives presentment, diligence, demand of payment, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. In any action on this Note, Lender need not produce or file the original of this Note, but need only file a photocopy of this Note certified by Lender to be a true and correct copy of this Note in all material respects.

5.  Enforcement Costs. Borrower shall pay all costs and expenses, including reasonable and documented attorneys' fees and expenses Lender expends or incurs in connection with the enforcement of this Note, the collection of any sums due hereunder, any actions for declaratory relief in any way related to this Note, or the protection or preservation of any rights of the holder hereunder.

6.  Severability. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is prohibited by or invalid under applicable law, it shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Note.

7.  Amendment Provisions. This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Borrower and Lender.

8.  Binding Effect. This Note shall be binding upon, and shall inure to the benefit of, Borrower and Lender and their respective successors and assigns; provided, however, that (i) Borrower's rights and obligations shall not be assigned or delegated without Lender's prior written consent, given in its sole discretion, and any purported assignment or delegation without such consent shall be void ab initio, and (ii) Lender may not assign, transfer or otherwise convey this Note to any Person that is not an Affiliate of Lender.

9.  Time of Essence. Time is of the essence of each and every provision of this Note.

10.  Headings. Section headings used in this Note have been set forth herein for convenience of reference only. Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Note.

DSL.net, Inc.

By:	/s/ David F. Struwas
Name: David F. Struwas
Title: President & Chief Executive Officer

Acknowledged & Agreed to:

MDS Acquisition, Inc.

By: /s/ Paul Milley
Name: Paul Milley
Title: CFO